EXHIBIT 3.1

FORM OF FIRST ARTICLES OF AMENDMENT AND RESTATEMENT

OF
BEHRINGER HARVARD REIT II, INC.

FIRST:  Behringer Harvard REIT II, Inc., a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND:  The following provisions are all the provisions of the charter currently in effect and as hereinafter amended.

ARTICLE I
NAME

The name of the corporation is Behringer Harvard REIT II, Inc. (the “Company”). So far as may be practicable, the business of the Company shall be conducted and transacted under that name. Under circumstances in which the Board determines that the use of the name “Behringer Harvard REIT II, Inc.” is not practicable, it may use any other designation or name for the Company.

ARTICLE II
PURPOSES AND POWERS

The purposes for which the Company is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the “Code”)), for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III
RESIDENT AGENT AND PRINCIPAL OFFICE

The name and address of the resident agent for service of process of the Company in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The address of the Company’s principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The Company may have any other offices and places of business within or outside the State of Maryland as the Board may from time to time determine.

ARTICLE IV
DEFINITIONS

As used in the Charter, the following terms, when capitalized, shall have the following meanings unless the context otherwise requires:

“Acquisition Expenses” means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection and acquisition of any Asset,

whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.

“Acquisition Fee” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgages or other loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

“Advisor” or “Advisors” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 8.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts all or substantially all of these functions.

“Advisory Management Agreement” means the agreement between the Company, the Operating Partnership and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

“Advisory Management Agreement Termination” shall have the meaning as provided in Section 5.4(iii) herein.

“Affiliate” or “Affiliated” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of that other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by that other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with that other Person; (iv) any executive officer, director, trustee or general partner of that other Person; and (v) any legal entity for which that Person acts as an executive officer, director, trustee or general partner.

“Asset” means any Property, Mortgage, loan or other direct or indirect investment (other than investments in bank accounts, money market funds or other current assets) owned by the Company, directly or indirectly through one or more of its Affiliates, and any other investment made by the Company, directly or indirectly through one or more of its Affiliates or Joint Ventures.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by Properties, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of the values at the end of each month during the period.

“Board” means, collectively, the individuals named in Section 6.1 of the Charter and any other individuals who may be duly elected and qualified to serve as Directors thereafter to replace any such individual or fill a vacancy caused by the death, removal or resignation of any such individual or caused by an increase in the number of Directors.

“Bylaws” means the bylaws of the Company, as amended from time to time.

“Change of Control” means any (i) event (including, without limitation, issue, transfer or other disposition of Shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% of the combined voting power of the Company’s or the Operating Partnership’s then outstanding securities, respectively; provided, that a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Common Shares or (ii) direct or indirect sale, transfer, conveyance or other disposition (other than pursuant to clause (i)), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company or the Operating Partnership, taken as a whole, to any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act).

“Charter” means these First Articles of Amendment and Restatement and any Articles of Amendment, Articles Supplementary or other modification or amendment thereto.

“Closing Price” on any date, shall mean the last sale price for any class or series of the Common Shares, regular way, or, in case no sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Common Shares, in either case as reported in the principal consolidated transaction reporting system with respect to Common Shares Listed or, if the Common Shares are not Listed, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system or other quotation service that may then be in use or, if the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Shares selected by the Board.

“Code” shall have the meaning provided in Article II herein.

“Commencement of the Initial Public Offering” shall mean the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

“Common Shares” shall have the meaning as provided in Section 5.1 herein.

“Company” shall have the meaning as provided in Article I herein.

“Competitive Real Estate Commission” means a real estate or brokerage commission paid (or, if no commission is paid, the amount that customarily would be paid) for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property (as determined by the Board, including a majority of the Independent Directors).

“Construction Fee” means a fee or other remuneration for acting as general contractor and construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitations on a Property.

“Contract Purchase Price” means (i) the amount actually paid or budgeted for purchasing, developing, constructing or improving a Property, (ii) the amount of funds advanced with respect to a Mortgage or other loan or (iii) the amount actually paid or budgeted for purchasing other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses but including any debt attributable to the acquired Assets.

“Conversion Product” means the lesser of (1) the product of 0.2 times the amount, if any, by which (A) the sum of the Enterprise Value as of the date of the Triggering Event plus total Distributions paid to holders of Common Shares through the date of the Triggering Event, exceeds (B) the sum of Invested Capital plus the Stockholders’ 8% Return as of the date of the Triggering Event, or (2) the product of 0.15 times the amount, if any, by which (X) the sum of the Enterprise Value as of the date of the Triggering Event plus total Distributions paid to holders of Common Shares through the date of the Triggering Event, exceeds (Y) the sum of Invested Capital plus the Stockholders’ 6% Return as of the date of the Triggering Event.

“Convertible Shares” shall have the meaning as provided in Section 5.1 herein.

“Development Fee” means a fee for the packaging of an Asset, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

“Director” means a member of the Board.

“Distributions” means any dividends or other distributions of money or other property, pursuant to Section 5.2(iii) hereof, by the Company to owners of Common Shares, including distributions that may constitute a return of capital for federal income tax purposes but excluding distributions that constitute the redemption of any Common Shares and excluding distributions on any Common Shares before their redemption.

“Enterprise Value” means the actual value of the Company as a going concern based on the difference between (1) the actual value of all of its assets as determined in good faith by the Board, including a majority of the Independent Directors, and (2) all of its liabilities as set forth on its balance sheet for the period ended immediately prior to the determination date; provided that (A) if the Enterprise Value is being determined in connection with a Change of Control that establishes the Company’s net worth, then the Enterprise Value shall be the net worth established thereby, and (B) if the Enterprise Value is being determined in connection with a Listing, then the Enterprise Value shall be equal to the number of outstanding Common Shares multiplied by the Closing Price of a single Common Share averaged over a period of 30 trading days during which the Common Shares are listed or quoted for trading after the date of Listing. For purposes hereof, a “trading day” shall be any day on which the NYSE is open for trading whether or not the Common Shares are then listed on the NYSE and whether or not there is an actual trade of Common Shares on any such day. If the holder of Convertible Shares disagrees as to the Enterprise Value as determined by the Board, then each of the holder of Convertible Shares and the Company shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the Value shall be final and binding on the parties as to Enterprise Value. The cost of any appraisal shall be split evenly between the Company and the Advisor.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto. Reference to any provision of the Exchange Act shall mean the provision as in effect from time to time, as the same may be amended and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

 “Independent Appraiser” means a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is a qualified appraiser of Real Property of the type held by the Company or of other Assets as determined by the Board. Membership in a nationally recognized appraisal society, such as the Appraisal Institute, shall be conclusive evidence of qualification as to Real Property.

“Independent Director” means a Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor, the Advisor or any of their Affiliates by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Company, (ii) employment by the Company, the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director of the Company, (iv) performance of services for the Company, other than as a Director of the Company, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. Consistent with (v) above, serving as an independent director of or receiving independent director fees from or owning an interest in a REIT or other real estate program organized by the Sponsor or advised or managed by the Advisor or its Affiliates shall not, by itself, cause a Director to be deemed associated with the Sponsor or the Advisor. A business or professional relationship is considered “material” if the aggregate annual gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds 5% of either the Director’s annual gross income during either of the last two calendar years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

“Initial Investment” means that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Section 8.1 herein.

“Initial Public Offering” means the first Offering.

“Invested Capital” means the amount calculated by multiplying the total number of Common Shares issued by the Company by the price paid for each Common Share, reduced by an amount equal to the total number of Common Shares repurchased from Stockholders by the

Company (pursuant to any Company plan to repurchase the Common Shares) multiplied by the price paid for each redeemed Common Share when initially purchased from the Company.

“Joint Ventures” means a legal organization formed to provide for the sharing of risks and rewards in an enterprise co-owned and operated for mutual benefit by two or more business partners and established to acquire or hold Assets.

“Leverage” means the aggregate amount of indebtedness of the Company on a consolidated basis for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

“Listing” means the filing of a Form 8-A (or any successor form) to register the Common Shares on a national securities exchange and the approval of an original listing application related thereto by the applicable exchange; provided, that the Common Shares shall not be deemed to be Listed until trading in the Common Shares shall have commenced on the relevant national securities exchange. Upon a Listing, the Common Shares shall be deemed Listed. A Listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the holders of Common Shares is securities of another issuer that are listed on a national securities exchange.

“MGCL” means the Maryland General Corporation Law in effect on the date hereof, and as may be amended from time to time.

“Mortgages” means, in connection with mortgage financing provided, invested in, participated in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidence of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under the notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007, and in effect on the date that this Charter is filed with the SDAT.

“Net Assets” means the total assets of the Company (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

“Net Income” means for any period, the Company’s total revenues applicable to the period, less the total expenses applicable to the period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the Sale of the Assets.

“Net Sales Proceeds” means in the case of a transaction described in clause (i) (A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i) (B) of the definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with the transaction. In the case of a transaction described in clause (i) (C) of the definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i) (D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or other loan or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause
(i)(E) of the definition, Net Sales Proceeds means the proceeds of any transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with the transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of the transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Company in connection with the transaction or series of transactions. Net Sales Proceeds shall also include any consideration (including non-cash consideration such as stock, notes or other property or securities) that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale, valued in the reasonable determination of the Company. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.

“NYSE” means the New York Stock Exchange.

“Offering” means any public offering of Shares pursuant to an effective registration statement filed under the Securities Act.

“Operating Partnership” means Behringer Harvard Operating Partnership II LP, a Texas limited partnership, through which the Company may conduct operations and own Assets.

“Organization and Offering Expenses” means any and all costs and expenses incurred by and to be paid from the assets of the Company in connection with preparing the Company for an Offering (including, with respect to the Initial Public Offering, the formation of the Company, including the qualification and registration of the Offering), and the marketing and distribution of Shares, including, without limitation: total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); expenses for printing, engraving, amending registration statements and supplementing prospectuses; mailing and distributing costs; salaries of employees while engaged in sales activity, such as preparing supplemental sales literature; telephone and other telecommunications costs; all advertising and marketing expenses (including the costs related to investor and broker-dealer meetings); charges of transfer agents, registrars, trustees, escrow holders, depositories and experts; fees, expenses and taxes related to the filing, registration and qualification of the Offering under federal and state laws, including taxes and fees; and accountants’ and attorneys’ fees.

“Person” means an individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

“Preferred Shares” shall have the meaning as provided in Section 5.1 herein.

“Prorated Term” means the quotient, the numerator of which is the number of days since the effective date of the Initial Public Offering during which the Advisory Management Agreement with Behringer Advisors II LP was effective and the denominator of which is the number of days elapsed from the effective date of the Initial Public Offering through the date of the Triggering Event.

“Property” or “Properties” means, as the context requires, any, or all, respectively, of the Real Property acquired by the Company, either directly or indirectly, including through joint venture arrangements or other partnership or investment interests.

“Prospectus” has the meaning set forth in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

“Real Property” or “Real Estate” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.

“REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. The term does not include:

(i)            a transaction involving Securities of the Company that have been Listed for at least twelve months; or

(ii)           a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the  transaction, there will be no significant adverse change in any of the following:

(a)           voting rights of the holders of Common Shares;

(b)           the term of existence of the Company;

(c)           Sponsor or Advisor compensation; or

(d)           the Company’s investment objectives.

“Sale” or “Sales” means (i) any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or other loan or portion thereof (including with respect to any Mortgage or other loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to the Mortgage or other loan and any event with respect to a Mortgage or other loan which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the net proceeds of the transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.

“SDAT” shall have the meaning as provided in Section 5.5 herein.

“Securities” means any of the following issued by the Company, as the text requires: Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean the provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Shares” means shares of capital stock of the Company of any class or series, including Common Shares, Convertible Shares or Preferred Shares.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of any such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager and whose only compensation is as such. “Sponsor” does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by: (i) taking the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one or more other Persons, (ii) receiving a material participation in the Company in connection with founding or organizing the business of the Company, in consideration of services or property, or both services and property, (iii) having a substantial number of relationships and contacts with the Company, (iv) possessing significant rights to control Properties, (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (vi) providing goods or services to the Company on a basis which was not negotiated at arm’s-length with the Company.

“Stockholders” means the holders of record of the Shares as maintained in the books and records of the Company or its transfer agent.

“Stockholders’ 6% Return” means, as of any date, an aggregate amount equal to a 6% cumulative, non-compounded, annual return on Invested Capital (calculated like simple interest on a daily basis based on a 365-day year); provided, however, that for purposes of calculating the Stockholders’ 6% Return, Invested Capital shall be determined for each day during the period for which the Stockholders’ 6% Return is being calculated net of Distributions attributable to Net Sales Proceeds but (consistent with the second clause of the definition of Invested Capital) shall always exclude an amount equal to the total number of Common Shares repurchased from Stockholders by the Company (pursuant to any Company plan to repurchase Common Shares) multiplied by the price paid for each such redeemed Common Share when initially purchased from the Company.

“Stockholders’ 8% Return” means, as of any date, an aggregate amount equal to an 8% cumulative, non-compounded, annual return on Invested Capital (calculated like simple interest on a daily basis based on a 365-day year); provided, however, that for purposes of calculating the Stockholders’ 8% Return, Invested Capital shall be determined for each day during the period for which the Stockholders’ 8% Return is being calculated net of Distributions attributable to Net Sales Proceeds but (consistent with the second clause of the definition of Invested Capital) shall always exclude an amount equal to the total number of Common Shares repurchased from Stockholders by the Company (pursuant to any Company plan to repurchase Common Shares) multiplied by the price paid for each such redeemed Common Share when initially purchased from the Company.

“Termination Date” means the date of termination of the Advisory Management Agreement.

“Termination of the Initial Public Offering” shall mean the earlier of (i) the date on which the Initial Public Offering expires or is terminated by the Company, excluding an Offering of shares pursuant to the Reinvestment Plan (as hereafter defined) or (ii) the date on which all shares offered in the Initial Public Offering are sold, excluding shares that may be sold pursuant to the Reinvestment Plan.

“Total Operating Expenses” means all costs and expenses paid or incurred by the Company (on a consolidated basis), as determined under generally accepted accounting principles, that are in any way related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with Section 8.7 hereof, notwithstanding the next succeeding clause and (vi) Acquisition Fees and Acquisition Expenses, real estate commissions on the Sale of Property and other fees and expenses connected with the acquisition, operation, ownership and disposition of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

“Triggering Event” shall have the meaning as provided in Section 5.4(iii)(a) herein.

“Unimproved Real Property” means Property in which the Company has an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

ARTICLE V
STOCK

Section 5.1             Authorized Shares. The total number of Shares that the Company shall have authority to issue is 2,000,000,000 Shares, of which (i) 1,749,999,000 shall be designated as common stock, $0.0001 par value per Share (the “Common Shares”); (ii) 250,000,000 shall be designated as preferred stock, $0.0001 par value per Share (the “Preferred Shares”); and (iii) 1,000 shall be designated as non-participating, non-voting, convertible stock, $0.0001 par value per share (the “Convertible Shares”). The aggregate par value of all authorized shares of stock having par value is $200,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 5.2(ii) or Section 5.3 of this Article V, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, as the case may be, so that the aggregate number of Shares of all classes that the Company has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this Article. To the extent permitted by Maryland law, the Board, without any action by the Stockholders, may amend or supplement the

Charter from time to time to (i) increase or decrease the aggregate number of Shares that the Company has the authority to issue, (ii) increase or decrease the number of Shares of any class or series that the Company has authority to issue, or (iii) classify or reclassify any unissued Shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of the Shares. The Company shall at all times reserve and keep available, out of its authorized but unissued Shares, such number of Shares as shall from time to time be sufficient solely for the purpose of effecting the redemption, conversion or exchange of outstanding limited partnership interests of the Operating Partnership, other than those owned by the Company, which are convertible or exchangeable into Shares. The Company shall issue Shares upon the redemption, conversion or exchange of the limited partnership interests in accordance with the terms of the partnership agreement of the Operating Partnership.

Section 5.2             Common Shares.

(i)            Common Shares Subject to Terms of Preferred Shares. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

(ii)           Description. Subject to the provisions of Section 5.10 hereof and except as may otherwise be specified in the terms of any class or series of Common Shares, each Common Share shall entitle the holder thereof to one vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 hereof. Shares of a particular class of Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights. The Board may classify or reclassify any unissued Common Shares from time to time in one or more classes or series of stock.

(iii)          Distribution Rights. The Board from time to time may authorize and the Company may pay to Stockholders the dividends or other Distributions in cash or other property as the Board in its discretion shall determine. The Board shall endeavor to authorize, and the Company shall pay, to the extent authorized, the dividends and distributions as shall be necessary for the Company to qualify as a REIT under the REIT Provisions of the Code unless the Board has determined, in its sole discretion, that qualification as a REIT is not in the best interests of the Company; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until authorized by the Board and declared by the Company. The exercise of the powers and rights of the Board pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Company or by his or her duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of the Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Charter or distributions in which (a) the Board advises each holder of Common Shares of the risks associated with direct ownership of the property, (b) the Board offers each holder of Common Shares the election of receiving the in-kind distributions, and (c)

in-kind distributions are made only to those holders of Common Shares that accept the offer.

(iv)          Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares shall be determined in accordance with the MGCL. Each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares, that portion of the aggregate assets available for distribution as the number of outstanding Common Shares held by the holder bears to the total number of Common Shares then outstanding.

(v)           Voting Rights. Except as may be provided otherwise in the Charter, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a holder of Common Shares shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company.

Section 5.3             Preferred Shares. The Board is hereby expressly granted the authority to authorize, from time to time, the issuance of one or more series of Preferred Shares. Prior to the issuance of each class or series, the Board, by resolution, shall fix the number of shares to be included in each series, and the designation, preferences, terms, rights, restrictions, limitations, qualifications and terms and conditions of redemption of the shares of each class or series, if any. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i)            The designation of the series, which may be by distinguishing number, letter or title.

(ii)           The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

(iii)          The redemption rights, including conditions and the price or prices, if any, for shares of the series.

(iv)          The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

(v)           The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.

(vi)          Whether the shares of the series shall be convertible into shares of any other class or series or any other security of the Company or any other corporation or other entity, and, if so, the specification of the other class or series of the other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which the shares shall be convertible and all other terms and conditions upon which the conversion may be made.

(vii)         Restrictions on the issuance of shares of the same series or of any other class or series.

(viii)        The voting rights of the holders of shares of the series subject to the limitations contained in this Section 5.3; provided, however, when a privately issued Preferred Share is entitled to vote on a matter with the holders of Common Shares, the relationship between the number of votes per privately issued Preferred Share and the consideration paid to the Company for each privately offered Preferred Share shall not exceed the relationship between the number of votes per any publicly offered Common Share and the book value per outstanding Common Share.

(ix)           Any other relative rights, preferences and limitations on that series, subject to the express provisions of any other series of Preferred Shares then outstanding. Notwithstanding any other provision of the Charter, the Board may increase or decrease (but not below the number of shares of the series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any series of Preferred Shares.

Section 5.4             Convertible Shares.

(i)            Distribution Rights. The holders of any outstanding Convertible Shares shall not be entitled to receive dividends or other Distributions on the Convertible Shares.

(ii)           Voting Rights.

(a)           Except for the voting rights expressly conferred by this Section 5.4(ii)(b) hereof, the holders of the outstanding Convertible Shares shall not be entitled to (1) vote on any matter, or (2) receive notice of, or to participate in, any meeting of Stockholders at which they are not entitled to vote.

(b)           The affirmative vote of the holders of at least two-thirds of the outstanding Convertible Shares, voting together as a single class for such purposes with each share entitled to one vote, shall be required to (1) adopt any amendment, alteration or repeal of any provision of the Charter that materially and adversely changes the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of the Convertible Shares (it being understood that an increase in the number of Directors is not a material and adverse change) and (2) effect or validate a consolidation with or merger of the Company into another entity, or a consolidation with or merger of another entity into the Company, unless in each such case each Convertible Share (A) shall remain outstanding without a material and adverse change to its terms and rights or (B) shall be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption thereof identical to that of a Convertible Share (except for changes that do not materially and adversely affect the holders of the Convertible Share); provided, however, that this vote shall be in addition to any other vote or consent of Stockholders required by law or by the Charter.

(iii)          Conversion.

(a)           Each outstanding Convertible Share shall become convertible into a number of Common Shares as and at the time set forth in paragraph (b) of this Section 5.4(iii), automatically and without any further action required, upon the occurrence of the first to occur of any of the following events (the “Triggering Event”): (A) the date when the Company shall have paid total Distributions in an amount equal to or in excess of the sum of Invested Capital and the Stockholders’ 8% Return; or (B) Listing; provided, however, that the Convertible Shares shall not become convertible into Common Shares in the event that the Company’s Advisory Management Agreement with Behringer Advisors II LP has been terminated or has expired without renewal due to a material breach by Behringer Advisors II LP.

(b)           If the Triggering Event occurs prior to an Advisory Management Agreement Termination (as defined below), each Convertible Share shall be converted into a number of Common Shares equal to 1/1000 of the result of (I) the Conversion Product divided by (II) the quotient of the Enterprise Value divided by the number of outstanding Common Shares on the date of the conversion. The conversion, in the case of conversion upon Listing, will not occur until the 31st trading day after the date of the Listing. If the Triggering Event occurs after an Advisory Management Agreement Termination, then each Convertible Share shall be converted into that number of Common Shares as set forth above multiplied by the Prorated Term.

(c)           An “Advisory Management Agreement Termination” shall mean a termination or expiration without renewal (except to the extent of a termination or expiration with the Company followed by the adoption of the same or substantially similar Advisory Management Agreement with a successor, whether by merger, consolidation, sale of all or substantially all of the assets of the Company, or otherwise) of the Company’s Advisory Management Agreement with Behringer Advisors II LP for any reason except for a termination or expiration without renewal due to a material breach by Behringer Advisors II LP of the Advisory Management Agreement.

(d)           If, in the good faith judgment of the Board, full conversion of the Convertible Shares would jeopardize the Company’s status as a REIT, then only the number of Convertible Shares (or fraction thereof) shall be converted into Common Shares such that the Company’s REIT status is not jeopardized. Each remaining Convertible Share shall convert as provided herein when the Board of Directors determines that conversion of the Convertible Share would not jeopardize the Company’s qualification as a REIT. The Board of Directors shall consider whether it can make this determination at least once per quarter following a Triggering Event.

(e)           As promptly as practicable after a Triggering Event, the Company shall issue and deliver to each holder of Convertible Shares a certificate or certificates representing the number of Common Shares into which his, her or its Convertible Shares were converted (or shall cause the issuance of the Common Shares to be reflected in the Company’s stock ledger, if the Common Shares are uncertificated). The person in whose name the Common Shares are issued shall be deemed to have become a Stockholder of record on the date of conversion.

(f)            The issuance of Common Shares on conversion of outstanding Convertible Shares shall be made by the Company without charge for expenses or for any tax in respect of the issuance of the Common Shares.

(g)           In the event of any reclassification or recapitalization of the outstanding Common Shares (except a change in par value, or from no par value to par value, or subdivision or other split or combination of shares), or in case of any consolidation or merger to which the Company is a party, except a merger in which the Company is the surviving corporation and which does not result in any reclassification or recapitalization, the Company or the successor or purchasing business entity shall provide that the holder of each Convertible Share then outstanding shall thereafter continue to have the right, with as nearly the same economic rights and effects as possible, to convert, upon a Triggering Event, the Convertible Shares into the kind and amount of stock and other securities and property received by holders of the Common Shares of the Company in connection with the reclassification, recapitalization, consolidation or merger. The provisions of this paragraph (g) of this Section 5.4(iii) shall similarly apply to successive reclassifications, recapitalizations, consolidations or mergers.

(h)           Common Shares issued on conversion of Convertible Shares shall be issued as fully paid shares and shall be nonassessable by the Company. The Company shall, at all times, reserve and keep available, for the purpose of effecting the conversion of the outstanding Convertible Shares, the number of its duly authorized Common Shares as shall be sufficient to effect the conversion of all of the outstanding Convertible Shares.

(i)            Convertible Shares converted as provided herein shall become authorized but unissued Common Shares.

(iv)          Excepted Holder Limit for Holder of Convertible Shares. For purposes of Section 5.10 hereof, the holder of the Convertible Shares shall have an Excepted Holder Limit (as such term is defined in Section 5.10 hereof) of a 20% interest (in value or number of as-converted shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares, subject to adjustment pursuant to Section 5.10(ii)(g) hereof, including any adjustment approved by the Board.

Section 5.5             Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Company; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Section 5.10 and subject to the express terms of any class or series of stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 5.5 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which the facts, events or variations shall operate upon the terms of the class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 5.6             Charter and Bylaws. The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws.

Section 5.7             General Nature of Shares. All Shares shall be personal property entitling the Stockholders only to those rights provided in the Charter, the MGCL or the resolution creating any class or series of Shares. The legal ownership of the Company’s assets and the right to conduct the business of the Company are vested exclusively in the Board; the Stockholders shall have no interest therein other than the beneficial interest in the Company conferred by their Shares and shall have no right to compel any partition, division, dividend or Distribution of the Company or any of the Company’s assets. The death of a Stockholder shall not terminate the Company or give his or her legal representative any rights against other Stockholders, the Board, the Company or the Company’s assets, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Shares. Holders of Shares shall not have any preemptive or other right to purchase or subscribe for any class of Securities of the Company that the Company may at any time issue or sell.

Section 5.8             No Issuance of Share Certificates. Until Listing, the Company shall not issue share certificates to holders of Common Shares. A Stockholder’s investment shall be recorded on the books of the Company. To transfer his or her Shares, a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. The transfer will also be recorded on the books of the Company. Upon issuance or transfer of Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, as required by the Bylaws and the MGCL or other applicable law. The Board may authorize the issuance of Preferred Shares or Convertible Shares without certificates.

Section 5.9             Suitability of Stockholders. Upon the Commencement of the Initial Public Offering and until Listing, the following provisions shall apply:

(i)            Investor Suitability Standards. To purchase Common Shares, if the prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), the individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:

(a)           that the individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the Shares if the grantor or donor is the fiduciary) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or

(b)           that the individual (or, in the case of a fiduciary, that the beneficiary, fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the Shares if the grantor or donor is the fiduciary) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000.

The Company may require higher or lower suitability standards from purchasers residing in a particular jurisdiction at the request or with the permission of the official or agency administering the securities laws of the jurisdiction.

(ii)           Determination of Suitability of Sale. The Sponsor and each Person selling Common Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Common Shares is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or each Person selling Common Shares on behalf of the Sponsor or the Company shall ascertain that the prospective Stockholder:

(a)           meets the minimum income and net worth standards established for the Company;

(b)           can reasonably benefit from the Company based on the prospective Stockholder’s overall investment objectives and portfolio structure;

(c)           is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and

(d)           has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the Stockholder may lose the entire investment; (3) the lack of liquidity of the Common Shares; (4) the restrictions on transferability of the Common Shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment.

The Sponsor or each Person selling Common Shares on behalf of the Sponsor or the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

The Sponsor or each Person selling Common Shares on behalf of the Sponsor or the Company shall cause to be maintained, for at least six years, records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder.

The Sponsor and each Person selling Common Shares on behalf of the Sponsor or the Company may each rely, for satisfaction of all of its obligations under this Section 5.9(ii), upon (i) the Person directly selling the Common Shares if that Person is an FINRA member broker dealer which has entered into a selling agreement with the Sponsor or the Company or their Affiliates or (ii) a registered investment adviser that has entered into an agreement with the Sponsor or the Company or their Affiliates to make suitability determinations with respect to the clients of the registered investment adviser who may purchase Shares.

(iii)          Minimum Investment and Transfer. Until the Common Shares are Listed, ach issuance or transfer of Common Shares shall comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in the Company’s registration statement filed under the Securities Act for the Initial Public Offering as that registration statement has been amended or supplemented as of the date of the issuance or transfer.

Section 5.10           Restrictions on Ownership and Transfer.

(i)            Definitions. For purposes of Section 5.10, the following terms shall have the following meanings:

“Beneficial Ownership” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Charitable Beneficiary” means one or more beneficiaries of the Trust as determined pursuant to Section 5.10(iii)(f), provided that each organization must be described in Section 501(c)(3) of the Code and contributions to each organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Common Share Ownership Limit” means not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares of the Company.

“Constructive Ownership” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” means a Stockholder for whom an Excepted Holder Limit is created by this Charter (including pursuant to Section 5.4(iv) hereof) or by the Board pursuant to Section 5.10(ii)(g).

“Excepted Holder Limit” means, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board pursuant to Section 5.10(ii)(g), the percentage limit established by the Board pursuant to Section 5.10(ii)(g).

“Market Price” on any date means, with respect to any class or series of outstanding Shares, the Closing Price for the Shares on such date or, in the event that no Closing Price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

“Preferred Share Ownership Limit” means not more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Preferred Shares of the Company.

“Prohibited Owner” means, with respect to any purported Transfer, any Person who, but for the provisions of Section 5.10(ii)(a), would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of the Shares that the Prohibited Owner would have so owned.

“Restriction Termination Date” means the first day after the Commencement of the Initial Public Offering on which the Company determines pursuant to Section 7.2(ii) of the Charter that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Company to qualify as a REIT.

“Transfer” means any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any Securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“Trust” means any trust provided for in Section 5.10(iii)(a).

“Trustee” means the Person, unaffiliated with the Company or a Prohibited Owner, that is appointed by the Company to serve as trustee of the Trust.

(ii)           Shares.

(a)           Ownership Limitations. During the period commencing on the date of the Company’s qualification as a REIT and prior to the Restriction Termination Date, but subject to Section 5.11 hereof:

(I)            Basic Restrictions.

A.            (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Preferred Shares in excess of the Preferred Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for the Excepted Holder.

B.            No Person shall Beneficially or Constructively Own Shares to the extent that the Beneficial or Constructive Ownership of Shares would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from the tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

C.            Any Transfer of Shares that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in the Shares.

(II)           Transfer in Trust. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 5.10(ii)(a)(I)(A) or (B),

A.            then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause the Person to violate Section 5.10(ii)(a)(I)(A) or (B) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 5.10(iii), effective as of the close of business on the Business Day prior to the date of the Transfer, and the Person shall acquire no rights in the shares; or

B.            if the transfer to the Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 5.10(ii)(a)(I)(A) or (B), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 5.10(ii)(a)(I)(A) or (B) shall be void ab initio, and the intended transferee shall acquire no rights in the Shares.

(b)           Remedies for Breach. If the Board or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event that has purported to have taken place that would result  in a violation of Section 5.10(ii)(a) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 5.10(ii)(a) (whether or not the violation is intended), the Board or a committee thereof shall take the action as it deems advisable to refuse to give effect to or to prevent the Transfer or other event, including, without limitation, causing the Company to redeem shares, refusing to give effect to the Transfer on the books of the Company or instituting proceedings to enjoin the Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 5.10(ii)(a) shall automatically result in the transfer to the Trust described above, and, where applicable, the Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

(c)           Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 5.10(ii)(a)(I) or any Person who would have owned Shares that resulted in a transfer to the Trust pursuant to the provisions of Section 5.10(ii)(a)(II) shall immediately give written notice to the Company of the event, or in the case of a proposed or attempted transaction, give at least fifteen days prior written notice, and shall provide to the Company the other information as the Company may request in order to determine the effect, if any, of the Transfer on the Company’s status as a REIT.

(d)           Owners Required to Provide Information. From the Commencement of the Initial Public Offering and prior to the Restriction Termination Date:

(I)            every owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within thirty days after the end of each taxable year, shall give written notice to the Company stating the name and address of the owner, the number of Shares Beneficially Owned and a description of the manner in which the Shares are held. Each owner shall provide to the Company the additional information as the Company may request in order to determine the effect, if any, of the Beneficial Ownership on the Company’s status as a REIT and to ensure compliance with the Common Share Ownership Limit and Preferred Share Ownership Limit; and

(II)           each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Company the information as the Company may request, in good faith, in order to determine the Company’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine compliance.

(e)           Remedies Not Limited. Subject to Section 7.2(ii) of the Charter, nothing contained in this Section 5.10(ii)(e) shall limit the authority of the Board to take any other action as it deems necessary or advisable to protect the Company and the interests of its stockholders in preserving the Company’s status as a REIT.

(f)            Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 5.10(ii), Section 5.10(iii), or any definition contained in Section 5.10(i), the Board shall have the power to determine the application of the provisions of this Section 5.10(ii) or Section 5.10(iii) or any such definition with respect to any situation based on the facts known to it. In the event Section 5.10(ii) or (iii) requires an action by the Board and the Charter fails to provide specific guidance with respect to the action, the Board shall have the power to determine the action to be taken so long as the action is not contrary to the provisions of Section 5.10.

(g)           Exceptions.

(I)            Subject to Section 5.10(ii)(a)(I)(B), the Board, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Common Share Ownership Limit and the Preferred Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for the Person if:

A.            the Board obtains the representations and undertakings from the Person as are reasonably necessary to ascertain that no individual’s Beneficial or Constructive Ownership of the Shares will violate Section 5.10(ii)(a)(I)(A) or (B);

B.            the Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in the tenant and the Board obtains the additional representations and undertakings from the Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board, rent from the tenant would not adversely affect the Company’s ability to qualify as a REIT, shall not be treated as a tenant of the Company); and

C.            the Person agrees that any violation or attempted violation of the representations or undertakings (or other action which is contrary to the restrictions contained in Section 5.10(ii)(a) through Section 5.10(ii)(f)) will result in the Shares being automatically transferred to a Trust or in the purported Transfer of the Shares being void ab initio in accordance with Section 5.10(ii)(a) and Section 5.10(iii).

(II)           Prior to granting any exception pursuant to Section 5.10(ii)(g)(I), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose the conditions or restrictions as it deems appropriate in connection with granting the exception.

(III)         Subject to Section 5.10(ii)(a)(I)(B), an underwriter which participates in an Offering or a private placement of Shares (or Securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or Securities convertible into or exchangeable for Shares) in excess of the Common Share Ownership Limit, the Preferred Share Ownership Limit or both limits, but only to the extent necessary to facilitate the Offering or private placement.

(IV)         The Board may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of the Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with the Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit or the Preferred Share Ownership Limit.

(h)           Notice to Stockholders Upon Issuance or Transfer. Upon issuance or Transfer of Shares prior to the Restriction Termination Date, the Company shall provide the recipient with a notice containing information about the Shares purchased or otherwise Transferred, in lieu of issuance of a Share certificate, in a form substantially similar to the following:

The securities of Behringer Harvard REIT II, Inc. (the “Company”) are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Subject to certain further restrictions and except as expressly provided in the Charter, (i) no Person may Beneficially or Constructively Own Common Shares of the Company in excess of 9.8% (in value or number of Shares) of the outstanding Common Shares of the Company unless the Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Preferred Shares of the Company in excess of 9.8% (in value or number of Shares) of the outstanding Preferred Shares of the Company unless the Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if the Transfer would result in the Shares of the Company being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares that causes or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership are or would be violated, the Shares will be deemed to have automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries upon the transfer. In addition, the Company may redeem Shares upon the terms and conditions specified by the Board in its sole discretion if the Board determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

Until the Common Shares are Listed, to purchase Common Shares, the purchaser must represent to the Company: (i) that the purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or (ii) that the purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000. Until the Common Shares are Listed, each transfer of Common Shares shall comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in the Company’s registration statement filed under the Securities Act for the Initial Public Offering as that registration statement has been amended or supplemented as of the date of the issuance or transfer.

All capitalized terms in this notice have the meanings defined in the Charter of the Company, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Company on request and without charge.

Instead of the foregoing notice, at the time of issue or transfer of shares without certificates, the Company may send the Stockholder a written statement indicating that the Company will furnish information about the restrictions on transfer to the Stockholder on request and without charge. If the Company issues Shares with certificates, each certificate shall either contain the notice set forth above or shall state that the Company will furnish information about the restrictions on transfer to the Stockholder on request and without charge.

(iii)          Transfer of Shares in Trust.

(a)           Ownership in Trust. Upon any purported Transfer or other event described in Section 5.10(ii)(a)(II) that would result in a transfer of Shares to a Trust, the Shares shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. A transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 5.10(ii)(a)(II). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 5.10(iii)(f).

(b)           Status of Shares Held by the Trustee. Shares held by the Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

(c)           Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other Distribution paid prior to the discovery by the Company that the Shares have been transferred to the Trustee shall be paid by the recipient of the dividend or Distribution to the Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or Distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Maryland law, effective as of the date that the Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee and (ii) to recast the vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast the vote. Notwithstanding the provisions of this Section 5.10, until the Company has received notification that Shares have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Stockholders.

(d)           Sale of Shares by Trustee. Within 20 days of receiving notice from the Company that Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 5.10(ii)(a)(I). Upon the sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 5.10(iii)(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the  Shares to be held in the Trust (e.g., in the case of a gift, devise or other transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust and (2) the price per Share  received by the Trustee from the sale or other disposition of the Shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 5.10(iii)(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, the Shares are sold by a Prohibited Owner, then (i) the Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for the Shares that exceeds the amount that the Prohibited Owner was entitled to receive pursuant to this Section 5.10, the excess shall be paid to the Trustee upon demand.

(e)           Purchase Right in Stock Transferred to the Trustee. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts the offer. The Company may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 5.10(iii)(c). The Company may pay the amount of the reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept the offer until the Trustee has sold the Shares held in the Trust pursuant to Section 5.10(iii)(d). Upon a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(f)            Designation of Charitable Beneficiaries. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Shares held in the Trust would not violate the restrictions set forth in Section 5.10(ii)(a)(I) in the hands of the Charitable Beneficiary and (ii) each organization must be described in Section 501(c)(3) of the Code and contributions to each organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 5.11           Settlements. Nothing in Section 5.10 shall preclude the settlement of any transaction with respect to the Common Shares entered into through the facilities of the NYSE or other national securities exchange on which the Common Shares are Listed. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of Section 5.10, and any transfer in such a transaction shall be subject to all of the provisions and limitations set forth in Section 5.10.

Section 5.12           Severability. If any provision of Section 5.10 or any application of the provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of Section 5.10 shall not be affected and other applications of the provision shall be affected only to the extent necessary to comply with the determination of the court.

Section 5.13           Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of Section 5.10.

Section 5.14           Non-Waiver. No delay or failure on the part of the Company or the Board in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board, as the case may be, except to the extent specifically waived in writing.

Section 5.15           Repurchase of Shares. The Board may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders; provided, however, that the repurchase does not impair the capital or operations of the Company, as determined by the Board. The Sponsor, Advisor, members of the Board or any Affiliates thereof may not receive any fees arising out of the repurchase of Shares by the Company.

Section 5.16           Distribution Reinvestment Plans. The Board may establish, from time to time, a distribution reinvestment plan or plans (each, a “Reinvestment Plan”). Under any Reinvestment Plan, (i) all material information regarding Distributions to the holders of Common Shares and the effect of reinvesting the Distributions, including the tax consequences thereof, shall be provided to the holders of Common Shares not less often than annually, and (ii) each holder of Common Shares participating in the Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (i) above.

ARTICLE VI
NUMBER OF DIRECTORS

Section 6.1             The number of Directors of the Company shall be one; provided, however, that there shall be at least three directors at such time that the Company has more than one holder of record of its Shares. At the Commencement of the Initial Public Offering, the number of Directors of the Company shall be at least three. Except as otherwise set forth herein, the number of Directors may be increased or decreased from time to time pursuant to the Bylaws by the affirmative vote of a majority of the members then serving on the Board; provided, however, that such number shall be not more than fifteen nor less than three. Upon commencement of the Initial Public Offering, a majority of the seats on the Board shall be for Independent Directors. Any vacancies, including those which arise by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. Unless there are vacancies in all Independent Director seats, Independent Directors shall nominate replacements for vacancies in the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term, except as may otherwise be provided in the terms of any Preferred Shares issued by the Company. For the purposes of voting for Directors, each Share of stock may be voted for as many individuals as there are Directors to be elected and for whose election the Share is entitled to be voted. Cumulative voting for Directors is prohibited.

The name of the initial Director who shall serve on the Board until the next annual meeting of the Stockholders and until his successor is duly elected and qualifies, subject to the filling of vacancies or an increase in the number of Directors prior to the next annual meeting of the Stockholders, is:

Robert M. Behringer

Section 6.2             Experience. Each Director, other than Independent Directors, shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience.

Section 6.3             Committees. Subject to the MGCL, the Board may establish committees as it deems appropriate, in its discretion, provided that the majority of the members of each committee are Independent Directors.

Section 6.4             Term. Each Director shall hold office for one year, until the next annual meeting of Stockholders and until his or her successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.

Section 6.5             Fiduciary Obligations. The Directors serve in a fiduciary capacity to the Company and the holders of Common Shares. The Directors also have a fiduciary duty to the holders of Common Shares to supervise the relationship of the Company with the Advisor.

Section 6.6             Resignation, Removal or Death. Any Director may resign by written notice to the Board, effective upon execution and delivery to the Company of the written notice or upon any future date specified in the notice. A Director may be removed from office with or without cause only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Common Shares then outstanding and entitled to vote generally in the election of directors, subject to the rights of any Preferred Shares to vote for the Directors. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if a Director should be removed.

Section 6.7             Ratification of Charter by Independent Directors. This Charter shall be reviewed and ratified by the Board, including by a majority of the Independent Directors, at the first meeting of the Board following the date that the Board consists of a majority of Independent Directors.

ARTICLE VII
POWERS OF THE BOARD OF DIRECTORS

Section 7.1             General. The business and affairs of the Company shall be managed under the direction of the Board, and the Board shall have full, exclusive and absolute power, control and authority over the Company’s assets and over the business of the Company as if it, in its own right, was the sole owner thereof, except as otherwise limited by this Charter. In accordance with the policies on investments and borrowing set forth in this Article VII and Article IX hereof, the Board shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that the policies are carried out. The Board may take any action that, in its sole judgment and discretion, is necessary or desirable to conduct the business of the Company. The Charter shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of the Charter or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive.

Section 7.2             Specific Powers and Authority. Subject only to the express limitations set forth herein, and in addition to all other powers and authority conferred by the

Charter by law, the Board, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:

(i)            Investments. The Board shall have the power and authority to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether the property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for the consideration as the Board may deem proper (including cash, property of any kind or Securities of the Company).

(ii)           REIT Qualification. The Board shall use its best efforts to cause the Company and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the REIT Provisions of the Code, unless the Board, in its sole discretion, determines at any time, due to changes in tax legislation or otherwise, that qualification as a REIT is not in the best interests of the Company. Following REIT qualification, the Board shall use its commercially reasonable best efforts to take the actions as are necessary, and may take the actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, that in the event that the Board determines that it no longer is in the best interests of the Company to qualify as a REIT, the Board may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code. The Board also may determine that compliance with any restriction or limitation set forth in this Charter which is intended to preserve the status of the Company as a REIT, including, without limitation, the restrictions and limitations on stock ownership and transfers in Section 5.10 hereof, is no longer required for REIT qualification and may waive compliance with any restriction or limitation during any period in which the Board has determined not to pursue or preserve the Company’s status as a REIT.

(iii)          Sale, Disposition and Use of Company Assets. The Board shall have the power and authority to (A) sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey or transfer (including transfers to entities wholly or partially owned by the Company or any Director) any or all of the Company’s assets, (B) dispose of any or all of the Company’s assets by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of the purposes executed and delivered for and on behalf of the Company or the Board by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on the terms as it deems appropriate, (C) give consents and make contracts relating to the Company’s assets and their use or other property or matters, (D) develop, improve, manage, use, alter or otherwise deal with the Company’s assets, and (E) rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law. This clause (iii) shall in no way limit the voting rights of stockholders set forth in Section 11.2.

(iv)          Financings. The Board shall have the power and authority (a) to borrow or, in any other manner, raise money for the purposes and on the terms it determines, which terms may (1) include evidencing the same by issuance of Securities of the Company and (2) have such provisions as the Board may determine; (b) to reacquire the Securities; (c) to enter into other contracts or obligations on behalf of the Company; (d) to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; (e) to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company’s assets to secure any Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and (f) to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company; provided, however, that the Company’s Leverage shall be limited by the provisions of Section 9.4(viii) hereof.

(v)           Lending. Subject to all applicable limitations in the Charter, including without limitation Section 10.3 hereof, the Board shall have the power and authority to lend money or other assets of the Company on the terms, for the purposes and to the Persons as it may determine.

(vi)          Issuance of Securities. Subject to the provisions of Article V hereof, the Board may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or other Securities, whether now or hereafter authorized, for consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to the restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

(vii)         Expenses and Taxes. The Board shall have the power and authority (A) to pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Board, for carrying out the purposes of the Charter and conducting the business of the Company, including (1) compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company and (2) any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company’s assets or the Directors in connection therewith and (B) to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any charges, expenses or liabilities.

(viii)        Collection and Enforcement. The Board shall have the power and authority to collect, sue for and receive money or other property due to the Company; to consent to extensions of time for the payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company’s assets or the Company’s affairs; and to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.

(ix)           Deposits. The Board shall have the power and authority to deposit funds or Securities constituting part of the Company’s assets in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not the deposits will draw interest, subject to withdrawal on the terms and in the manner as the Board may determine.

(x)            Valuation of Assets. The Board shall have the power and authority to determine the value of all or any part of the Company’s assets and of any services, Securities, property or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company’s assets, all in accordance with the appraisals or other information as are reasonable and necessary, in its sole judgment.

(xi)           Ownership and Voting Powers. The Board shall have the power and authority to exercise all of the rights, powers, options and privileges pertaining to the ownership of any of the Company’s assets to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

(xii)          Officers, Etc.; Delegation of Powers. The Board shall have the power and authority to elect, appoint or employ the officers for the Company and the committees of the Board with the powers and duties as the Board may determine, the Company’s Bylaws provide or the MGCL requires; to engage, employ or contract with and pay compensation to any Person (including any Director and any Person who is an Affiliate of any Director) as agent, representative, Advisor, member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform the services on the terms as the Board may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of the Board or to the Advisor, the performance of acts or other things (including granting of consents), the making of decisions and the execution of the deeds, contracts, leases or other instruments, either in the names of the Company or the Board or as their attorneys or otherwise, as the Board may determine; and to establish committees as it deems appropriate.

(xiii)         Associations. The Board shall have the power and authority to cause the Company to enter into Joint Ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.

(xiv)        Reorganizations, Etc. The Board shall have the power and authority to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company’s assets, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Board deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the Charter, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company’s assets to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, securities or any other interests.

(xv)         Insurance. The Board shall have the power and authority to purchase and pay for out of the Company’s assets insurance policies insuring the Stockholders, the Company and the Company’s assets against any and all risks, and insuring the Directors, officers, Advisors and Affiliates of the Company, individually (each an “Insured”) against all claims and liabilities of every nature arising by reason of each Insured holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against the claim or liability, provided that the indemnification be limited to that permitted by Section 12.3 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws. Nothing contained herein shall preclude the Company from purchasing and paying for the types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that the addition does not add to the premiums payable by the Company. The Board’s power to purchase and pay for the insurance policies shall be limited to policies that comply with all applicable federal and state laws and the NASAA REIT Guidelines.

(xvi)        Distributions. The Board shall have the power and authority to authorize dividends for declaration and payment by the Company or other Distributions to Stockholders.

(xvii)       Discontinue Operations; Bankruptcy. The Board shall have the power and authority to discontinue the operations of the Company; to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to the foreclosure; to confess judgment against the Company (as hereinafter defined); or to take any other action with respect to indebtedness or other obligations of the Directors, the Company’s assets or the Company as the Board, in such capacity and in its discretion, may determine.

(xviii)      Fiscal Year. Subject to the Code, the Board shall have the power and authority to adopt, and from time to time to change, the fiscal year for the Company.

(xix)         Seal. The Board shall have the power and authority to adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.

(xx)          Bylaws. The Board shall have the exclusive power and authority to adopt, implement and from time to time alter, amend or repeal the Bylaws.

(xxi)         Listing Shares. The Board shall have the power and authority to cause the Listing of the Common Shares at any time after completion of the Initial Public Offering.

(xxii)        Further Powers. The Board shall have the power and authority to do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers that it deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the Charter, even if the powers are not specifically provided hereby.

Section 7.3             Determination by Board of Best Interest of Company. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board consistent with the Charter, shall be final and conclusive and shall be binding upon the Company and every Stockholder: (a) the amount of the Net Income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other Distributions; (b) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which the reserves or charges shall have been created shall have been paid or discharged); (d) any interpretation of a provision of this Charter, including the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Shares; (e) the fair value, or any sale, bid or ask price to be applied in determining the fair value, of any asset owned or held by the Company or of any Shares; (f) the number of Shares of any class; (g) any matter relating to the acquisition, holding and disposition of any assets by the Company; (h) any matter relating to the qualification of the Company as a REIT or election of a different tax status for the Company; or (i) any other matter relating to the business and affairs of the Company or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board.

Section 7.4             Board Action with Respect to Certain Matters. A majority of the Independent Directors must approve any Board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.

ARTICLE VIII
ADVISOR

Section 8.1             Appointment and Initial Investment of Advisor. The Board is responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Board is not required personally to conduct the business of the Company, and it may (but need not) appoint, employ or contract with any Person (including a

Person Affiliated with any Director) as an Advisor and may grant or delegate the authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. Prior to the sale of a Share in the Initial Public Offering, the Company shall require that the initial Advisor or its Affiliate make an initial investment of at least $200,000 in the Company. The Company shall restrict the transfer of this initial investment while the Advisor remains a Sponsor except for transfers to Affiliates of the Advisor.

Section 8.2             Supervision of Advisor. The Board shall review and evaluate the qualifications of the Advisor before entering into, and shall evaluate the performance of the Advisor before renewing, an Advisory Management Agreement, and the criteria used in the evaluation shall be reflected in the minutes of the meetings of the Board. The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled. The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually and with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each determination shall be reflected in the minutes of the meetings of the Board. The Independent Directors also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the Charter. The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to the Advisor by the Company to determine that the provisions of the Advisory Management Agreement are being carried out.

Specifically, the Independent Directors will consider factors such as (i) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Assets, (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company, (iii) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business, (v) the quality and extent of service and advice furnished by the Advisor, (vi) the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (vii) the quality of the Assets relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors that they deem relevant, and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board. The Board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

Section 8.3             Fiduciary Obligations. The Advisor shall have a fiduciary duty and responsibility to the Company and to the holders of Common Shares.

Section 8.4             Affiliation and Functions. The Board, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.

Section 8.5             Termination. Either a majority of the Independent Directors or the Advisor may terminate the Advisory Management Agreement on sixty days’ written notice without cause or penalty, and, in that event, the Advisor will cooperate with the Company and the Board in making an orderly transition of the advisory function.

Section 8.6             Disposition Fee on Sale of Assets. The Company may pay the Advisor or an Affiliate thereof a disposition fee upon the Sale of one or more Assets, in an amount equal to the lesser of (i) one-half of the Competitive Real Estate Commission (including the disposition fee paid to the Advisor or its Affiliate) or (ii) 3% of the sales price of the Asset. Payment of the fee may be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties or Asset or Assets, as determined by a majority of the Independent Directors. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with the Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of the Asset.

Section 8.7             Incentive Fees. The Company may pay the Advisor an interest in the gain from the Sale of Assets, for which full consideration is not paid in cash or property of equivalent value, provided the amount or percentage of the interest is reasonable. Such an interest in gain from the Sale of Assets shall be considered presumptively reasonable if it does not exceed 15% of the net proceeds remaining after payment to holders of Common Shares, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to the Stockholders’ 6% Return. In the case of multiple Advisors, the Advisor and any of their Affiliates shall be allowed the fees provided the fees are distributed by a proportional method reasonably designed to reflect the value added to the Assets by each respective Advisor or any Affiliate.

Section 8.8             Acquisition Fees. The Company shall not purchase an Asset if the Acquisition Fees and Acquisition Expenses incurred in connection therewith are not reasonable or if they exceed an amount equal to 6% of the Contract Purchase Price, or, in the case of a Mortgage, 6% of the funds advanced; provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

Section 8.9             Reimbursement for Total Operating Expenses. The Independent Directors shall have the responsibility of limiting Total Operating Expenses to amounts that do not exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for the four consecutive fiscal quarters then ended unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an “Excess Amount”) is justified. After the end of any fiscal quarter of the Company for which there is an Excess Amount for the four consecutive fiscal quarters then ended, such fact shall be disclosed in the next quarterly report of the Company or shall be disclosed in writing and sent to the holders of Common Shares within sixty days of such quarter-end, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board. In the event that the Independent Directors do not determine that excess expenses are justified, the Advisor shall reimburse the Company the amount by which the expenses exceeded the 2%/25% Guidelines. Reimbursement by the Company of the Advisor for all or any portion of the Total Operating Expenses that exceed the limitation of the 2%/25% Guidelines may, at the option of the Advisor, be deferred without interest and may be reimbursed in any subsequent period where the limitation would permit reimbursement if the Total Operating Expenses were incurred during that period.

Section 8.10           Corporate Opportunities. For so long as the Company is externally advised by the Advisor, the Company has no interest in any opportunity known to the Advisor or an Affiliate thereof unless it has been recommended to the Company by the Advisor. The preceding sentence shall be of no consequence except in connection with the application of the corporate opportunity doctrine.

ARTICLE IX
INVESTMENT OBJECTIVES AND LIMITATIONS

Section 9.1             Investment Objectives. The Board shall establish written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to ensure such policies are carried out. Independent Directors shall review the investment policies of the Company with sufficient frequency (and, upon Commencement of the Initial Public Offering, not less often than annually) to determine that the policies being followed by the Company are in the best interests of its holders of Common Shares. Each determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

Section 9.2             Limitations on Joint Ventures. The Company may invest in Joint Ventures with the Sponsor, Advisor, one or more Directors or any Affiliate, only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

Section 9.3             Limitations on Investments in Equity Securities. The Company may invest in equity securities only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve the investment as being fair, competitive and commercially reasonable; provided, that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of Directors (including a majority of Independent Directors) shall be deemed fair, competitive and commercially reasonable if the Company acquires the equity securities through a trade that is effected in a recognized securities market. For these purposes, a “publicly-traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system. This provision is not intended to limit (i) real estate acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of the Company or (iii) investments in mortgage-backed securities.

Section 9.4             Other Investment Limitations. In addition to other investment restrictions imposed by the Board from time to time, consistent with the Company’s objective of qualifying as a REIT, the following shall apply to the Company’s investments:

(i)            Not more than 10% of the Company’s total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

(ii)           The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company’s ordinary business of investing in Assets.

(iii)          The Company shall not invest in or make any Mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Sponsor, Directors, or any Affiliates thereof, the appraisal of the underlying property must be obtained from an Independent Appraiser. The appraisal shall be maintained in the Company’s records for at least five years and shall be available for inspection and duplication by any holder of Common Shares. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

(iv)          The Company shall not make or invest in any Mortgage, including a construction loan, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company” shall include all interest (excluding contingent participation in income or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of the loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

(v)           The Company shall not invest in indebtedness secured by a mortgage on Real Property which is subordinate to the mortgage or equity interest of the Advisor, any Director, the Sponsor or any Affiliate of the Company.

(vi)          The Company shall not issue (A) equity Securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to any redemption plan adopted by the Board on terms outlined in the

Prospectus relating to any Offering, as the plan is thereafter amended in accordance with its terms); (B) debt Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt, as determined by the Board or a duly authorized officer of the Company; (C) equity Securities on a deferred payment basis or under similar arrangements; or (D) options or warrants to purchase Shares of the Company to the Advisor, Directors, Sponsor or any Affiliate thereof except on the same terms as the options or warrants are sold to the general public. Options or warrants may be issued to persons other than the Advisor, Directors, Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of the option or warrant on the date of grant. Options or warrants issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed 10% of the outstanding Common Shares on the date of grant.

(vii)         A majority of the Directors shall authorize the consideration to be paid for each Asset, ordinarily based on the fair market value of the Asset. If a majority of the Independent Directors determine, or if the Asset is acquired from the Advisor, a Director, the Sponsor or their Affiliates, the fair market value shall be determined by a qualified Independent Appraiser selected by the Independent Directors.

(viii)        The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly. The maximum amount of the Leverage shall not exceed 300% of the Net Assets as of the date of any borrowing. Notwithstanding the foregoing, Leverage may exceed the limit if any excess in borrowing over the 300% level is approved by a majority of the Independent Directors. Any excess borrowing shall be disclosed to Stockholders in the next quarterly report of the Company following the borrowing, along with justification for the excess.

(ix)           The Company shall not invest in real estate contracts of sale unless the contracts of sale are in recordable form and appropriately recorded in the chain of title.

ARTICLE X
CONFLICTS OF INTEREST

Section 10.1           Sales and Leases to Company. The Company may purchase or lease Assets from the Sponsor, the Advisor, a Director, or any Affiliate thereof upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that the transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the Asset to the Sponsor, Advisor, Director or Affiliate, or, if the price to the Company is in excess of the cost, that substantial justification for the excess exists and the excess is reasonable. In no event shall the purchase price to the Company of any Property purchased from the Sponsor, the Advisor, a Director or any Affiliate exceed its current appraised value.

Section 10.2           Sales and Leases to the Sponsor, Advisor, Directors or Affiliates. An Advisor, Sponsor, Director or Affiliate thereof may purchase or lease Assets from the Company if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

Section 10.3           Other Transactions.

(i)            Any transaction between the Company and a Sponsor, the Advisor, a Director or an Affiliate thereof, the approval of which is not the subject of another provision of this Charter, may be effected only if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approve the transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

(ii)           The Company shall not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof except as provided under Section 9.4(iii)-(v) hereof or loans to wholly owned subsidiaries of the Company. The Company may not borrow money from the Sponsor, Advisor, Directors and any Affiliates thereof, unless approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties under the same circumstances. These restrictions on loans apply to advances of cash that are commonly viewed as loans, as determined by the Board. By way of example only, the prohibition on loans shall not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor shall the prohibition limit the Company’s ability to advance reimbursable expenses incurred by Directors or officers of the Advisor or its Affiliates, or the Advisor itself.

ARTICLE XI
STOCKHOLDERS

Section 11.1           Meetings of Stockholders. There shall be an annual meeting of the Stockholders, to be held at the time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date that is a reasonable period of time following the distribution of the Company’s annual report to Stockholders but not less than thirty days after delivery of the report; the Directors, including the Independent Directors, shall take reasonable efforts to ensure that this requirement is satisfied. The holders of a majority of the Common Shares entitled to vote who are present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the Directors. A quorum shall be the presence in person or by proxy of Stockholders entitled to cast 50% of all of the votes entitled to be cast at the meeting. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the president or by a majority of the Directors or a majority of the Independent Directors, and shall be called by an officer of the Company upon written request of Stockholders holding in the aggregate not less than 10% of the outstanding Common Shares entitled to be voted on any issue proposed to be considered at any special meeting. Notice of any special meeting of Stockholders shall be given as provided in the Bylaws, and the special meeting shall be held not less than fifteen days nor more than sixty days after the delivery of the notice. If the meeting is called by written request of Stockholders as described in this Section 11.1, notice of the special meeting shall be sent to all Stockholders within ten days of the receipt of the written request, and the special meeting shall be held at the time and place specified in the Stockholder request; provided, however, that if none is so specified, at the time and place convenient to the holders of Common Shares. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.

Section 11.2           Voting Rights of Holders of Common Stock. Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the holders of Common Shares shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Board, as provided in Sections 11.1 and 6.6 hereof; (b) an amendment of the Charter, without the necessity for concurrence by the Board; (c) the Company being a party to a merger, consolidation, share exchange or a transfer of all or substantially all of its assets, notwithstanding that the MGCL may not require the approval of the holders of Common Shares; (d) dissolution of the Company, without the necessity for concurrence by the Board; and (e) any other matters with respect to which the Board has adopted a resolution declaring that a proposed action is advisable and declaring that the matter be submitted to the holders of Common Shares for approval or ratification. Except with respect to the foregoing matters, no action taken by the holders of Common Shares at any meeting shall in any way bind the Board. Further, except as provided by Section 13.1 hereof, none of the actions in (b), (c) or (d) above may be taken without the affirmative vote of the holders of not less than a majority of the Common Shares then outstanding and entitled to vote on the matter.

Section 11.3           Voting Limitations on Shares Held by the Advisor, Directors and Affiliates. Following the sale of any Common Shares in the Initial Public Offering, with respect to Shares owned by the Advisor, any Director, or any of their Affiliates, neither the Advisor, nor the Director(s), nor any of their Affiliates may vote or consent on matters submitted to the holders of Shares regarding the removal of the Advisor, the Director(s) or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, the interested Director(s) and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

Section 11.4           Right of Inspection. Any holder of Common Shares and any designated representative thereof shall be permitted access to the records of the Company to which it is entitled under the MGCL at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

Section 11.5           Access to Stockholder List. An alphabetical list of the names, addresses and telephone numbers of the holders of Common Shares, along with the number of

Common Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by a holder of Common Shares or the holder’s agent at the home office of the Company in accordance with Maryland law. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any holder of Common Shares so requesting within ten days of receipt by the Company of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A holder of Common Shares may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, the exercise of Stockholder rights under federal proxy laws or for any other proper and legitimate purpose. Each Stockholder who receives a copy of the Stockholder List shall keep the list confidential and shall sign a confidentiality agreement to the effect that the Stockholder will keep the Stockholder List confidential and share the list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the Stockholder List.

If the Advisor or the Board neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and/or the Board, as the case may be, shall be liable to any holder of Common Shares requesting the list for the costs, including reasonable attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any holder of Common Shares by reason of refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure the list of Stockholders or other information for the purpose of selling the list or copies thereof, or of using the same to solicit the acquisition of Shares or for another commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company. The remedies provided hereunder to holders of Common Shares requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

Section 11.6           Reports. The Directors, including the Independent Directors, shall take reasonable steps to ensure that the Company shall cause to be prepared and mailed or delivered to each holder of Common Shares as of a record date after the end of the fiscal year and each holder of other publicly held Securities within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Commencement of the Initial Public Offering that shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its holders of Common Shares and the basis for the determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of the transactions. Alternatively, the information may be provided in a proxy statement delivered with the annual report. The annual report may be delivered by any reasonable means, including through an electronic medium, to the extent consistent with any then-applicable rules of the Securities and Exchange Commission.

Section 11.7           Liquidation Proposal. After twelve years following the Termination of the Initial Public Offering, if the Company is not then Listed, in the process of Listing or making an orderly liquidation and sale of the Company’s assets, and unless such date is extended by the majority vote of the Directors, including a majority of the Independent Directors, (i) the Board shall adopt a resolution that declares a proposed liquidation (within thirty months of Stockholder approval thereof) is advisable on substantially the terms and conditions set forth in the resolution and directs that the proposed liquidation be submitted for consideration at a meeting of the Stockholders and (ii) the Company shall formally solicit the Stockholders holding Shares entitled to vote thereon to determine whether the Company should be liquidated (the “Proxy to Liquidate”) as soon as reasonably practicable following the receipt of independent appraisals of the Company’s assets, which the Company shall obtain as part of this process, and the filing with and review of a Proxy to Liquidate by the Securities and Exchange Commission if the Company’s securities are then registered with the Commission under the Exchange Act. Notwithstanding the required Board resolution, the Proxy to Liquidate need not state the Board’s ongoing support of the liquidation proposal if the Board does not support the proposal as of the date of the Proxy to Liquidate. To ensure that Stockholders are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Stockholder holding Shares entitled to vote thereon shall include financial information setting forth per Share pro forma tax and financial projections that assume that all of the Company’s assets will be sold immediately at prices consistent with their appraised values, or such other information as the Company deems appropriate and informative, provided in all such cases that the furnishing of such information to Stockholders shall not contravene applicable law or applicable rules and regulations of the Securities and Exchange Commission regarding the solicitation of proxies, if such rules are applicable. The Proxy to Liquidate shall set a meeting of the Stockholders holding Shares entitled to vote thereon no earlier than forty-five days after notice thereof, and the actual voting results shall be tabulated by the Company’s independent accountants or an independent agent, who will receive the votes directly from the Stockholders holding Shares entitled to vote thereon. The Company shall disclose the complete voting results for the Proxy to Liquidate in the Company’s next annual or quarterly report sent to the Stockholders for the period following the date on which voting was completed. Under no circumstances, however, shall the Board direct the Operating Partnership to make distributions “in kind” of any assets to the Stockholders under any dissolution conducted pursuant to this Section 11.7.

After two years following the Stockholder vote called for above, if the liquidation proposal shall fail to be approved by the Stockholders, then upon receipt by the Secretary of the Company of written requests from Stockholders holding 10% or more of the outstanding Common Shares the Board and the Company shall repeat the process described in the preceding paragraph. The Company shall not be required to send Proxies to Liquidate to Stockholders more frequently than once during every two year period.

Section 11.8           Tender Offers. If any Stockholder makes a tender offer, including, without limitation, a “mini-tender” offer, such Stockholder must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than 5% of the outstanding Securities of the Company, provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Stockholder must provide notice to the Company at least ten (10) business days prior to initiating any such tender offer. If any Stockholder initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Company, in its sole discretion, shall have the right to redeem such non-compliant Stockholder’s Shares and any Shares acquired in such tender offer (collectively, the “Tendered Shares”) at the lesser of (i) the price then being paid per Share of Common Stock purchased in the Company’s latest Offering at full purchase price (not discounted for commission reductions nor for reductions in sale price permitted pursuant to the distribution reinvestment plan), (ii) the fair market value of the Shares as determined by an independent valuation obtained by the Company or (iii) the lowest tender offer price offered in such Non-Compliant Tender Offer. The Company may purchase such Tendered Shares upon delivery of the purchase price to the Stockholder initiating such Non-Compliant Tender Offer, and, upon such delivery, the Company may instruct any transfer agent to transfer such purchased Shares to the Company. In addition, any Stockholder who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Section 11.8, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Company. The Company maintains the right to offset any such expenses against the dollar amount to be paid by the Company for the purchase of Tendered Shares pursuant to this Section 11.8. In addition to the remedies provided herein, the Company may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 11.8 shall be of no force or effect with respect to any Shares that are then Listed.

Section 11.9           Rights of Objecting Stockholders. Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the Board, upon the affirmative vote of a majority of the Board, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions or all transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

Section 11.10         Unsolicited Takeover Statute. Until such time as the Common Shares are Listed, the Company may elect not to be governed by the provisions of Title 3, Subtitle 8 of the MGCL.

ARTICLE XII

LIABILITY OF STOCKHOLDERS, DIRECTORS, ADVISORS AND AFFILIATES;
TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

Section 12.1           Limitation of Stockholder Liability. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company’s assets or the affairs of the Company by reason of his being a Stockholder. The Common Shares shall be non-assessable by the Company upon receipt by the Company of the consideration for which the Board authorized their issuance.

Section 12.2           Limitation of Director and Officer Liability. Except as otherwise limited in this Section 12.2, no Director or officer of the Company shall be liable to the Company or to any Stockholder for money damages to the extent that Maryland law, in effect from time to time, permits the limitation of the liability of directors and officers of a corporation. Notwithstanding the foregoing, no Director or officer of the Company shall be held harmless for any loss or liability suffered by the Company and may be liable to the Company and to any Stockholder for money damages unless: (i) the Director or officer of the Company has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Director or officer of the Company was acting on behalf of or performing services for the Company; (iii) the liability or loss was not the result of negligence or misconduct, except that in the event the Director is or was an Independent Director, the liability or loss was not the result of gross negligence or willful misconduct by the Independent Director; and (iv) the agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

Section 12.3           Indemnification.

(i)            Except as prohibited by paragraphs (ii), or (iii) of this Section 12.3 or by Section 12.4, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director, officer or employee of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (b) any individual who, while a Director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other entity and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (c) the Advisor, any of its Affiliates or employees of any of the foregoing acting as an agent of the Company. The Company may, with the approval of the Board or any duly authorized committee thereof, provide such indemnification and advance for expenses to a person who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or a predecessor of the Company. The Board may take such action as is necessary to carry out this Section 12.3(i). No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification or advancement of expenses provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(ii)           Notwithstanding the foregoing, the Company shall not provide for indemnification of a Director, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) for any liability or loss suffered by any of them, nor shall any of them be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(a)           The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(b)           The Indemnitee was acting on behalf of or performing services for the Company.

(c)           The liability or loss was not the result of (1) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (2) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(d)           The indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

(iii)          Notwithstanding the foregoing, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by a Director, the Advisor or its Affiliates or any Person acting as a broker-dealer unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

Section 12.4           Payment of Expenses. The Company shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following are satisfied:  (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Company as authorized by Section 12.3 hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company

acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e)(2) through (4) of the MGCL or any successor statute.

Section 12.5           Express Exculpatory Clauses in Instruments. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of the instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of the omission.

ARTICLE XIII
AMENDMENT; REORGANIZATION; MERGER, ETC.

Section 13.1           Amendment. The Company reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any Shares of outstanding stock. All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation. Notwithstanding anything to the contrary contained herein, a majority of the entire Board (including a majority of the Independent Directors) without the vote or consent of the Stockholders may at any time amend the Charter (a) to increase or decrease the number of aggregate Shares of the Company or the number of Shares of any class or series that the Company has the right to issue, (b) to change the name of the Company, or (c) to change the designation of classes or series of unissued Shares; provided, however, that an amendment of the Charter that adversely affects the rights, preferences and privileges of holders of Common Shares shall require the concurrence of the holders of a majority of the outstanding Common Shares.

Section 13.2           Roll-Up Transactions. In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s assets shall be obtained from a competent Independent Appraiser. The Company’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed

Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holders of Common Shares who vote against the proposed Roll-Up Transaction the choice of:

(i)            accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(ii)           one of the following:

(a)           remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(b)           receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(iii)          that would result in the holders of Common Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 11.1, 11.2, 11.3 and 11.6 and Section 12.1 hereof;

(iv)          that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(v)           in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 11.4 and 11.5 hereof; or

(vi)          in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the holders of Common Shares.

Section 13.3           Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE XIV
MISCELLANEOUS

Section 14.1           Governing Law. These Articles of Amendment and Restatement are executed by the individual named below and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the MGCL without regard to conflicts of laws provisions thereof; provided, that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of securities to its residents or within such state. The provisions of this Section 14.1 that permit the application of any state’s securities laws shall cease to have any effect on the earlier of the date upon which (i) the Company shall have a class of security that is a “covered security,” as defined in the Securities Act or (ii) the Company is no longer subject to the NASAA REIT Guidelines.

Section 14.2           Reliance by Third Parties. Any certificate shall be final and conclusive as to any persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which this Charter may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Board or Stockholders; (iv) a copy of the Charter or of the Bylaws as a true and complete copy as then in force; (v) an amendment to this Charter; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts that relate to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Board or by any duly authorized officer, employee or agent of the Company.

Section 14.3           Provisions in Conflict With Law or Regulations.

(i)            The provisions of this Charter are severable, and if the Board shall determine that any one or more of the provisions impermissibly conflict with the NASAA REIT Guidelines or are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Charter, even without any amendment of this Charter; provided, however, that the determination by the Board shall not affect or impair any of the remaining provisions of this Charter or render invalid or improper any action taken or omitted prior to the determination. No Director shall be liable for making or failing to make this determination.

(ii)           If any provision of this Charter shall be held invalid or unenforceable in any jurisdiction, the holding shall not in any manner affect or render invalid or unenforceable the provision in any other jurisdiction or any other provision of this Charter in any jurisdiction.

Section 14.4           Construction. In this Charter, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Charter. In defining or interpreting the powers and duties of the Company and its Directors and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the MGCL.

Section 14.5           Recordation. These Articles of Amendment and Restatement and any amendment hereto shall be filed for record with the State Department of Assessments and

Taxation of Maryland and may also be filed or recorded in any other places as the Board deems appropriate, but failure to file for record these Articles or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of these Articles or any amendment hereto. Any Articles of Amendment and Restatement shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Articles of Incorporation and the various amendments thereto.

THIRD: The First Articles of Amendment and Restatement of the Charter as hereinabove set forth were duly advised the Board of Directors of the Company and approved by the sole stockholder of the Company as required by the MGCL.

FOURTH: The current address of the principal office of the Company is as set forth in Article III of the foregoing First Articles of Amendment and Restatement of the Charter.

FIFTH: The name and address of the Company’s current resident agent are as set forth in Article III of the foregoing First Articles of Amendment and Restatement of the Charter.

SIXTH: As of the date of the filing of the foregoing First Articles of Amendment and Restatement of the Charter, the number of directors of the Company is one, and the name of the director is Robert M. Behringer.

SEVENTH:  The total number of shares of stock which the Company had authority to issue immediately prior to the foregoing First Articles of Amendment and Restatement of the Charter was 400,000,000, consisting of 382,499,000 shares of common stock, $0.0001 par value per share, and 17,501,000 shares of preferred stock, $0.0001 par value per share. The aggregate par value of all share of stock having par value was $40,000.

EIGHTH:  The total number of shares of stock which the Company has authority to issue pursuant to the foregoing First Articles of Amendment and Restatement of the Charter is 2,000,000,000, consisting of 1,749,999,000 shares of common stock, $0.0001 par value per share, 250,000,000 shares of preferred stock, $0.0001 par value per share and 1,000 shares of non-participating, non-voting, convertible stock, $0.0001 par value per share. The aggregate par value of all shares of stock having par value is $200,000.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Behringer Harvard REIT II, Inc. has caused these First Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer, and attested by its Executive Vice President-Corporate Development & Legal, on this [      ] day of [                    ], 20[    ].

By:
Robert S. Aisner
President and Chief Executive Officer

ATTEST

By:
Gerald J. Reihsen, III
Executive Vice President Corporate Development & Legal

THE UNDERSIGNED, President and Chief Executive Officer of Behringer Harvard REIT II, Inc., who executed on behalf of said Company the foregoing First Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges the foregoing First Articles of Amendment and Restatement to be the corporate act of said Company and, as to all matters or facts required to be verified under oath, further acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

By:
Robert S. Aisner
President and Chief Executive Officer